SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  July 27, 2000
                        Commission File Number:  0-17020


                            Sensar Corporation
             (Exact Name of Registrant as Specified in its Charter)


                Nevada                                87-0429944
     (State or other jurisdiction of                (IRS Employer
     incorporation or organization)               Identification No.)


           50 West Broadway, Suite 501
              Salt Lake City, Utah                           84101
     (Address of Principal Executive Offices)              (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                               (801) 350-0587


                                     N/A
     (Former name, former address, and formal fiscal year, if changed since last report)

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                              ITEM 5.  OTHER EVENTS

     Sensar Corporation issued the following press release on July 27, 2000.

     Salt Lake City, UT, July 27, 2000 - Sensar Corporation (Nasdaq: SCII) announced today the signing of a memorandum of understanding between Net2Wireless Corporation and Nextel Finance Company, a wholly-owned subsidiary of Nextel Communications, Inc. (Nasdaq: NXTL), for the field testing and potential future purchases of Net2Wireless' 3Gate Platform.

     In a separate agreement, Nextel Finance Company and Net2Wireless also agreed to the terms and conditions that would apply to an investment in 1 million shares of Net2Wireless capital stock at a per share price of $32. Consummation of such investment transaction is contingent on a number of matters, including the completion of due diligence exercises by Nextel Finance Company and Nextel Finance Company's satisfaction with the outcome of such exercises.

     Net2Wireless' 3Gate platform is designed to function with both circuit and packet switching technologies used in digital cellular infrastructures. The platform is expected to enable digital cellular operators to provide varied services such as Internet access, e-mail, unified dynamic storage and messaging, streaming video/audio, instant messaging, data streaming entertainment and corporate solutions.

     Net2Wireless' unique 3Gate platform and related technology have been developed to enable digital cellular operators to provide a wide range of applications to a variety of mobile wireless devices, such as PDAs, smart mobile phones and hand held computers, all over a single backbone network using the operators' existing system infrastructure. Net2Wireless' technology is based on using state of the art digital content compression, advanced pattern recognition technology and innovative streaming communication technology to support scalable communications from 9600 bps and higher using ultra-low bandwidth. The 3Gate platform is designed to be scalable, modular and fully redundant.

     This press release contains certain forward-looking statements concerning the potential products of Net2Wireless, which are still in the development and testing stage. The products are not commercially available and all are subject to all the risks associated with a new market introduction including technical feasibility, efficacy, market acceptance, acceptable pricing structures, and broad based consumer demand. The above statements are not meant to be predictions of the future and are subject to all of the uncertainties set forth above and many others that may develop in the future. For a discussion of the contingencies and uncertainties relating to the merger of Sensar and Net2Wireless to which some of the information concerning future events is subject, please refer to Sensar's report on Form 10-K for December 31, 1999 and its initial filing on Form S-4, which is subject to further completion and amendment.

     For additional information visit Net2Wireless' website at http://www.net2w.com.

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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 27, 2000              SENSAR CORPORATION


                                   By   /s/ Howard S. Landa
                                     Howard S. Landa, Chairman of the Board
                                     (Chief Executive Officer and
                                     Principal Financial and Accounting Officer)

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